Exhibit 2

Transactions in the Securities of the Issuer During the Past 60 Days

Nature of the Transaction	Amount of Securities Purchased/(Sold)	Price ($)	Date of Purchase/Sale

THE RADOFF FAMILY FOUNDATION

Purchase of Common Stock	150,000	1.4968	02/11/2025
Purchase of Common Stock	100,000	1.4672	02/12/2025
Purchase of Common Stock	75,000	1.5211	02/13/2025

BRADLEY L. RADOFF

Purchase of Common Stock	50,000	1.5768	12/31/2024
Purchase of Common Stock	425,000	1.6170	12/31/2024
Purchase of Common Stock	5,000	1.6349	01/02/2025
Purchase of Common Stock	20,000	1.8568	01/06/2025
Purchase of Common Stock	150,000	1.6884	01/08/2025
Purchase of Common Stock	200,000	1.6740	01/10/2025
Purchase of Common Stock	250,000	1.6538	01/13/2025
Purchase of Common Stock	200,000	1.6185	01/14/2025
Purchase of Common Stock	400,000	1.6500	01/15/2025
Purchase of Common Stock	150,000	1.7445	01/16/2025
Purchase of Common Stock	330,000	1.8042	01/17/2025
Purchase of Common Stock	200,000	1.7928	01/21/2025
Purchase of Common Stock	120,000	1.7953	01/22/2025
Purchase of Common Stock	50,000	1.6906	01/23/2025
Purchase of Common Stock	100,000	1.6636	01/24/2025
Purchase of Common Stock	300,000	1.7104	01/27/2025
Purchase of Common Stock	50,000	1.7297	01/28/2025
Purchase of Common Stock	100,000	1.6483	01/30/2025
Purchase of Common Stock	200,000	1.5232	02/10/2025

JEC II ASSOCIATES, LLC

Purchase of Common Stock	273,959	1.5886	02/18/2025
Purchase of Common Stock	250,000	1.6837	02/19/2025
Purchase of Common Stock	230,290	1.6710	02/20/2025
Purchase of Common Stock	45,751	1.7300	02/21/2025

MICHAEL TOROK

Purchase of Common Stock	157,405	1.4968	02/14/2025
Purchase of Common Stock	92,595	1.5575	02/18/2025
Purchase of Common Stock	122,874	1.6883	02/19/2025
Purchase of Common Stock	100,000	1.6500	02/20/2025
Purchase of Common Stock	27,126	1.7188	02/21/2025